Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Number 333-167099, as amended by Post-Effective Amendment No. 1, filed June 30, 2010, on Form S-8 of UGI Corporation of our report dated June 24, 2026, appearing in the Annual Report on Form 11-K of the AmeriGas Propane, Inc. Savings Plan for the year ended December 31, 2025.

/s/ Wipfli LLP
Minneapolis, Minnesota
June 24, 2026